EXHIBIT 99.1

S E C U R I T I E S  P U R C H A S E  A G R E E M E N T

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July 3, 2020, is entered into between VIKING ENERGY GROUP, INC., a Nevada corporation with its principal offices located at 15915 Katy Freeway, Suite 450, Houston, Texas, 77094 (“Company” or “Borrower”), and GRANITE GLOBAL VALUE INVESTMENTS LTD., a British Virgin Islands Corporation, its successors and/or assigns (“Investor”, “Purchaser”, or “Buyer”). The placement agent for this investment is Crito Capital, LLC, a broker dealer registered with the United States Securities and Exchange Commission and the MSRB and is a member FINRA, SIPC.

A. Borrower and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Borrower desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) a Promissory Note, in the form attached hereto as Exhibit A in the aggregate principal amount of $500,000.00 (the “Note”), convertible into shares of common stock of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note. With the purchase of the Note, the Investor will receive an equity kicker of 1,600,000 common shares in the capital stock of the Company upon wiring the Purchase Price to the Company (“Equity Kicker Shares”). These shares will be issued in book-entry form with V-Stock Transfer, and shares of Camber Energy, Inc. (“Camber”) issuable upon the potential merger of the Company and Camber (the “Merger”) will be included in Camber’s S-4 registration statement. If the Merger closes, the Investor’s Equity Kicker Shares would be exchanged for shares of Camber at closing pursuant to the terms of the merger agreement between the Company and Camber (with the number of such Camber shares determined as set forth in the merger agreement, which merger agreement, as amended, is available at https://www.sec.gov/Archives/edgar/data/1102432/000147793220003680/vkin_8k.htm ), and if the Merger does not close, the Investor would retain the Equity Kicker Shares of the Company.

C. The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of Note as is set forth immediately below its name on the signature pages hereto; and

D. This Agreement, the Note, and the Irrevocable Instructions, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement or any other agreements, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

E. For purposes of this Agreement: “Conversion Shares” means all shares of Common Stock issuable upon conversion of all or any portion of the Note.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Purchase of Securities. Borrower shall issue and sell to Investor and Investor agrees to purchase from Borrower the Note, In consideration thereof, Investor shall pay the Purchase Price (as defined below).

1.2. Form of Payment. On the Closing Date (as defined below), Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds against delivery of the Note, the Transactions Documents and the Equity Kicker Shares

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 4 and Section 5 below, the date of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be on or around July , or such other mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the offices of the Investor in the British Virgin Islands.

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2. Investor’s Representations and Warranties. Investor represents and warrants to Borrower that as of the date of this Agreement (the “Effective Date”): (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act; and (iv) this Agreement has been duly executed and delivered on behalf of Investor.

3. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Effective Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) this Agreement, the Note, the Equity Kicker Shares and the other applicable Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vi) the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Stock, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor or the entering into of the Transaction Documents; (viii) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents; (xi) Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1); (xiii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiv) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xv) when issued, the Conversion Shares and the Equity Kicker Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (xvi) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xvii) Company owns good and marketable fee simple absolute title to the Property, free and clear of all liens, claims and encumbrances except for those liens and encumbrances disclosed in Borrower’s SEC Documents (as defined hereinafter); (xviii) [intentionally deleted]; (XXI) The Company on behalf of itself, predecessors, successors, agents, brokers, consultants, affiliates, subrogees, insurers, representatives, employees, owners, personal representatives, legal representatives, board of directors, officers, directors, fiduciaries, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Company shall be known as Company Representatives (“Company Representatives”). (XXII) The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest. The Investor on behalf of itself, predecessors, successors, agents, brokers, affiliates, consultants, subrogees, insurers, representatives, employees, owners, personal representatives, legal representatives, officers, directors, fiduciaries, board of directors, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Holder shall be known as Holder Representatives (“Investor Representatives”). The Company shall use the proceeds from the sale of the Note for working capital and other general corporate purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries). Company Representatives of their own free will have decided to enter into this Agreement with the Investor Representatives based solely on the merit of the written legal and economics terms within this Agreement which were the sole and only motivating factor for the Company to sign this Agreement. Company Representatives represent that other than the written terms of this Agreement, no verbal or written representation outside of this Agreement by any Investor Representatives induced or motivated the Company or Company Representatives to enter this Agreement with the Investor or Investor Representatives.

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3.1 No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to Crito Capital LLC, as placement agent (the “Placement Agent”) in connection with the sale of the Securities. The fees and expenses of the Placement Agent to be paid by the Company or any of its Subsidiaries are as set forth on Schedule 3(g) attached hereto. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

3.2 Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement  relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

3.3 Disclosure of Transaction. On or before 9:30 a.m., Eastern Standard Time, on the fourth (4th) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Note (including all attachments, the “Initial 8-K Filing”). From and after the filing of the Initial 8-K Filing (but prior to the delivery of an Additional Closing Notice to the Company), the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Initial 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of it’s affiliates, on the other hand, shall terminate. From and after the filing of the Initial 8-K Filing (but prior to the delivery of an Additional Closing Notice to the Buyers), the Company shall have disclosed all material, non-public information (if any) provided to the Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.

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4. Conditions to Borrower’s Obligation to Sell. The obligation of Borrower hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

4.1. Investor shall have executed this Agreement and delivered the same to Borrower.

4.2. Investor shall have delivered the Purchase Price in accordance with Section 1.2 above.

4.3. The Company shall have issued the Equity Kicker Shares to the Investor by having them entered in book entry form with the Company’s transfer agent.

4.4. There shall be no disagreements, disputes between Company and Noteholder and no adverse consequences with respect to the Company shall have transpired before or when funding is to occur.

5. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

5.1. Company shall have executed this Agreement and the Note and delivered the same to Investor.

5.2. Company’s Chief Executive Officer shall have executed the Officer’s Certificate and delivered the same to Investor.

5.3. Company shall have delivered to Investor a fully executed Irrevocable Instructions to Transfer Agent (the “TA Letter”) substantially in the form attached hereto as Error! Reference source not found. acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

5.4. Company shall have delivered to Investor a fully executed Officer’s Certificate substantially in the form attached hereto as Error! Reference source not found. evidencing Company’s approval of the Transaction Documents.

5.5. Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein and shall have met all requirements in the Transaction Documents.

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6. [Intentionally Deleted].

6.1. Certain Capitalized Terms. To the extent any capitalized term used in any Transaction Document is defined in any other Transaction Document (as noted therein), such capitalized term shall remain applicable in the Transaction Document in which it is so used even if the other Transaction Document (wherein such term is defined) has been released, satisfied, or is otherwise cancelled or terminated.

6.2. Governing Law. Except for the Confession of Judgment, this Agreement shall be governed by and construed in accordance with the laws of the British Virgin Islands without regard to principles of conflicts of laws. The parties hereby warrant and represent that the selection of British Virgin Islands law as governing under this Note (i) has a reasonable nexus to each of the parties and to the transactions contemplated by the Note; and (ii) does not offend any public policy of the British Virgin Islands, or of any other jurisdiction. Any action brought by the Company arising out of or related to this Note, or any other agreements between the parties, shall be commenced solely and exclusively in the courts of general jurisdiction located in the British Virgin Islands and no other jurisdiction. All disputes between the parties shall be subject to alternative dispute resolution through binding arbitration at the Holder’s sole discretion and written election (regardless of which party initiates the legal proceedings). Any action brought by the Holder arising out of or related to this Note, or any other agreements between the parties, shall be commenced in any court the Holder deems suitable at its sole discretion and if the Holder looks to utilize, enforce, present or file the Confession of Judgment to a Florida court, such Confession of Judgment shall be governed by and construed in accordance with the laws of the state of Florida. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim within the same proceeding as the claim to which it relates. Any such claim that is not submitted or filed in such proceeding shall be waived and such party will forever be barred from asserting such a claim. If the Holder elects alternative dispute resolution by arbitration, the arbitration proceedings shall be administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Mediation Procedures in effect on the Issue Date, except as modified by this Note and all proceedings and hearings shall be done exclusively either via electronic mail, telephone and telephone conferencing. The Holder’s election to arbitrate shall be made in writing, emailed to the other party, and filed with the American Arbitration Association. The American Arbitration Association must receive the demand for arbitration prior to the date when the institution of legal or equitable proceedings would be barred by the applicable statute of limitations, unless legal or equitable proceedings between the parties have already commenced, and the receipt by the American Arbitration Association of a written demand for arbitration also shall constitute the institution of legal or equitable proceedings for statute of limitations purposes. The parties shall be entitled to limited discovery at the discretion of the arbitrator(s) who may, but are not required to, allow depositions, however all depositions shall be done over the phone. The arbitrator(s) shall have the right to award individual relief which he or she deems proper under the evidence presented and applicable law and consistent with the parties’ rights to, and limitations on, damages and other relief as expressly set forth in this Note. The award and decision of the arbitrator(s) shall be conclusive and binding on all parties, and judgment upon the award may be entered in any court of competent jurisdiction. The Holder reserves the right, but shall have no obligation, to advance the Issuer’s share of the costs, fees and expenses of any arbitration proceeding, including any arbitrator fees, in order for such arbitration proceeding to take place, and by doing so will not be deemed to have waived or relinquished its right to seek the recovery of those amounts from the arbitrator, who shall provide for such relief in the final award, in addition to the costs, fees, and expenses that are otherwise recoverable. The foregoing agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof. The Borrower hereby irrevocably waives any right it may have to, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Note or any transaction contemplated hereby. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other related transaction document by email.

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6.3. Calculation Disputes. In the case of a dispute as to the determination of the Conversion Price (including, without limitation, any disputed adjustment thereto or any dispute as to whether any issuance or sale or deemed issuance or sale, The conversion price, the trading price, the closing sale price or fair market value (as the case may be) or the calculation of the conversion price, any reduction or addition of principal balance to the Note, the Company or the Holder (as the case may be) shall submit the disputed determinations or calculations (as the case may be) via email or mail (i) within two Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation within two business Days of such disputed determination or calculation (as the case may be) being submitted to the Company of the Holder (as the case may be), the Company shall, within two Business Days, submit via email (a) the disputed determination of the conversion price, trading price or other price (as the case may be) to an independent, reputable investment banks selected by the company and approved by the Holder or to an independent, outside accountant selected by the Holder that is reasonable acceptable to the Company. The company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten business days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

6.4. Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

6.5. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

6.6. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

6.7. Entire Agreement. This Agreement, together with the other Transaction Documents contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of Company, or Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents among Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

6.8. No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Company or any of their respective officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

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6.9. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

6.10. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be transmitted by electronic mail addressed as set forth below. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon electronic mail delivery. The addresses for such communications shall be:

If to the Borrower, to: jdoris@vikingenergygroup.com

If to the Holder: Investments@graniteridgecapital.com

6.11. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

6.12. Survival. The representations and warranties of Borrower and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Borrower agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company or of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

6.13. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.14. Investor’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient. The parties acknowledge and agree that upon Company’s failure to comply with the provisions of the Transaction Documents, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under the Note and the other Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages (under Company’s and Investor’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144 under the 1933 Act). The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages

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6.15. Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time Investor would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Investor (together with its affiliates) to beneficially own a number of shares exceeding the Maximum Percentage (as defined in the Note), then Company must not issue to Investor the shares that would cause Investor to exceed the Maximum Percentage. The shares of Common Stock issuable to Investor that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Company shall reserve the Ownership Limitation Shares for the exclusive benefit of Investor. From time to time, Investor may notify Company in writing of the number of the Ownership Limitation Shares that may be issued to Investor without causing Investor to exceed the Maximum Percentage. Upon receipt of such notice, Company shall be unconditionally obligated to immediately issue such designated shares to Investor, with a corresponding reduction in the number of the Ownership Limitation Shares. For purposes of this Section, beneficial ownership of Common Stock will be determined under Section 13(d) of the under the Securities Exchange Act of 1934, as amended.

6.16. Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s or creditors’ rights and involving a claim under the Note; then Company and shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

6.17. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

6.18. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

6.19. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

6.20. No Changes; Signature Pages. Borrower, as well as the person signing each Transaction Document on behalf of Borrower, represents and warrants to Investor that it has not made any changes to this Agreement or any other Transaction Document except those that have been conspicuously disclosed to Investor in a “redline” or similar draft of the applicable Transaction Document, which clearly marks all changes Borrower has made to the applicable Transaction Document. Moreover, the versions of the Transaction Documents signed by Borrower are the same versions Investor delivered to Borrower as being the “final” versions of the Transaction Documents and Borrower represents and warrants that it has not made any changes to such “final” versions of the Transaction Documents and that the versions Borrower signed are the same versions Investor delivered to it. In the event Borrower has made any changes to any Transaction Document that are not conspicuously disclosed to Investor in a “redline” or similar draft of the applicable Transaction Document and that have not been explicitly accepted and agreed upon by Investor, Borrower acknowledges and agrees that any such changes shall not be considered part of the final document set. Finally, and in furtherance of the foregoing, Borrower agrees and authorizes Investor to compile the “final” versions of the Transaction Documents, which shall consist of Borrower’s executed signature pages for all Transaction Documents being applied to the last set of the Transaction Documents that Investor delivered to Borrower, and Borrower agrees that such versions of the Transaction Documents that have been collated by Investor shall be deemed to be the final versions of the Transaction Documents for all purposes.

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6.21. Voluntary Agreement. The Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. The Company has had the opportunity to seek the advice of an attorney of such party’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

6.22. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Equity Kicker Shares and Conversion Shares upon conversion of the Note. The Company further acknowledges that its obligation to issue the Equity Kicker Shares and Conversion Shares upon conversion of the Note in accordance with this Agreement, the Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

6.23. Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. Except as disclosed in the SEC Documents, the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

6.24. Patents, Copyrights, etc. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future). Except as disclosed in the SEC Documents, there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company’s knowledge, the Company’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

6.25. No Materially Adverse Contracts, Etc. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

6.26. Certain Transactions. Except as disclosed in the SEC Documents, and/or except for arm’s length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

6.27. Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyer pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

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6.28. Acknowledgment Regarding Buyer’ Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer’ purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

6.29. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

6.30. No Brokers. Other than Crito Capital, LLC, a broker dealer registered with the United States Securities and Exchange Commission and the MSRB and is a member FINRA, SIPC, Company hereby represents and warrants that it has not hired, retained or dealt with any broker, finder, consultant, person, firm or corporation in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereunder. The Company covenants and agrees that should any claim be made against Purchaser for any commission or other compensation by any broker, finder, person, firm or corporation, including without limitation, the Broker, based upon the Company’s engagement of such person in connection with this transaction, the Company shall indemnify, defend and hold Purchaser harmless from and against any and all damages, expenses (including attorneys’ fees and disbursements) and liability arising from such claim. The Company shall pay the commission of the Broker, to the attention of the Broker, pursuant to their separate agreement(s) between the Company and the Broker.

6.31. Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Documents, since December 31, 2018, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

6.32. Environmental Matters. (i) Except as disclosed in the SEC Documents, there are, to the Company’s knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company’s knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company’s or any of its Subsidiaries’ business. (iii) There are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law. Title to Property. Except as disclosed in the SEC Documents the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

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6.33. Internal Accounting Controls. Except as disclosed in the Company’s documents filed with the Securities and Exchange Commission (“SEC Documents”), the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.34. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.35. Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year. For the avoidance of doubt any disclosure of the Borrower’s ability to continue as a “going concern” shall not, by itself, be a violation of this Section.

6.36. No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

6.37. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Upon written request the Company will provide to the Buyer true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

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6.38. Bad Actor. No officer or director of the Company would be disqualified under Rule 506(d) of the Securities Act as amended on the basis of being a “bad actor” as that term is established in the September 19, 2013 Small Entity Compliance Guide published by the SEC.

6.39. Shell Status. The Company represents that it is not a “shell” issuer and has never been a “shell” issuer, or that if it previously has been a “shell” issuer that at least twelve (12) months have passed since the Company has reported Form 10 type information indicating that it is no longer a “shell” issuer. Further, the Company will instruct its counsel to either (i) write a 144-3(a)(9) opinion to allow for salability of the Conversion Shares or (ii) accept such opinion from Holder’s counsel.

6.40. No-Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

6.41. Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

6.42. Sarbanes-Oxley Act. The Company and each Subsidiary is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

6.43. Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company, no executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.44. Breach of Representations and Warranties by the Company. The Company agrees that if the Company breaches any of the representations or warranties set forth in this Agreement, and in addition to any other remedies available to the Buyer pursuant to this Agreement and it being considered an Event of Default under the Note, the Company shall pay to the Buyer the Standard Liquidated Damages Amount in cash or in shares of Common Stock at the option of the Company, until such breach is cured. If the Company elects to pay the Standard Liquidated Damages Amounts in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.

6.45. [Intentionally Deleted].

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6.46. Removal of Restrictive Legends. In the event that Purchaser has any shares of the Company’s Common Stock bearing any restrictive legends, and Purchaser, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, and the Company and or its counsel refuses or fails for any reason (except to the extent that such refusal or failure is based solely on applicable law that would prevent the removal of such restrictive legends) to render an opinion of counsel or any other documents or certificates required for the removal of the restrictive legends, then the Company hereby agrees and acknowledges that the Purchaser is hereby irrevocably and expressly authorized to have counsel to the Purchaser render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue any such shares without restrictive legends as instructed by the Purchaser, and surrender to a common carrier for overnight delivery to the address as specified by the Purchaser, certificates, registered in the name of the Purchaser or its designees, representing the shares of Common Stock to which the Purchaser is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Company.

6.47. 144 Default. In the event commencing six (6) months after the Closing Date and ending twelve (12) months thereafter, the Purchaser is not permitted to resell any of the Conversion Shares without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscriber of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), for any reason except for Purchasers’ status as an Affiliate or “control person” of the Company, or as a result of a change in current applicable securities laws, then the Company shall pay such Purchaser as liquidated damages and not as a penalty an amount equal to two percent (2%) of the value of Conversion Shares (based on the closing sale of the Common Stock) subject to such 144 Default during the pendency of the 144 Default of each thirty day period thereafter (or portion thereof).

6.48. Publicity. The Company, and the Holder shall have the right to review a reasonable period of time before issuance of any press releases, SEC, OTCQB or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC, OTCQB (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

6.49. Securities Laws Disclosure. The Company shall comply with applicable securities laws by filing a Current Report on Form 8-K, within four (4) Trading Days following the date hereof, disclosing all the material terms of the transactions contemplated hereby, if the Company deems the transactions contemplated hereby to constitute material non- public information.

6.50. Indemnification. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement or the Note, the Company shall defend, protect, indemnify and hold harmless the Buyer and its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law

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6.51. CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATION TO PURCHASE. The obligation of the Buyer hereunder to purchase the Note at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

a. The Company shall have executed this Agreement and delivered the same to the Buyer.

b. The Company shall have delivered to the Buyer the duly executed Note and other transaction documents (in such denominations as the Buyer shall request)

c. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.

d. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, but not limited to certificates with respect to the Company’s Certificate of Incorporation, By-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby.

e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

f. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

g. The Conversion Shares shall have been authorized for quotation on the OTCBB, OTCQB or any similar quotation system and trading in the Common Stock on the OTCBB, OTCQB or any similar quotation system shall not have been suspended by the SEC or the OTCBB, OTCQB or any similar quotation system.

h. The Buyer shall have received an officer’s certificate described in Section 3(c) above, dated as of the Closing Date.

7.54 [Intentionally Deleted].

7.55 Listing. The Company shall promptly secure the listing of the Equity Kicker Shares and Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Equity Kicker Shares and Conversion Shares from time to time issuable upon conversion of the Note. The Company will obtain and, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the OTCBB, OTCQB or any equivalent replacement exchange, the Nasdaq National Market (“Nasdaq”), the Nasdaq SmallCap Market (“Nasdaq SmallCap”), the New York Stock Exchange (“NYSE”), or the NYSE MKT and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable. The Company shall promptly provide to the Buyer copies of any material notices it receives from the OTCBB, OTCQB and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems. The Company shall pay any and all fees and expenses in connection with satisfying its obligation under this section.

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7.56  Corporate Existence. So long as the Buyer beneficially owns any Note, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, OTCQB, OTC Pink, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the NYSE MKT.

7.57 No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

7.58 Restriction on Activities. Commencing as of the date first above written, and until the sooner of the six month anniversary of the date first written above or payment of the Note in full, or full conversion of the Note, the Company shall not, directly or indirectly, without the Buyer’s prior written consent, which consent shall not be unreasonably withheld: (a) change the nature of its business; (b) sell, divest, acquire, change the structure of any material assets other than in the ordinary course of business; or (c) [intentionally deleted].

7.59 Breach of Covenants. The Company agrees that if the Company breaches any of the covenants set forth in this Section 4, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of Default under Section 3.4 of the Note, the Company shall pay to the Buyer the Standard Liquidated Damages Amount in cash or in shares of Common Stock at the option of the Buyer, until such breach is cured, or with respect to Section 4(d) above, the Company shall pay to the Buyer the Standard Liquidated Damages Amount in cash or shares of Common Stock, at the option of the Buyer, upon each violation of such provision. If the Company elects to pay the Standard Liquidated Damages Amounts in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.

7.60 Transaction Expense Amount. The Borrower agrees to pay $5,900.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence and monitoring in connection with the purchase and sale of this Note (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of this Note. The consideration for this Term Note is payable by wire. The Holder’s payment of $500,000 of Consideration upon closing of this Note will be less $5,900.00 in closing fees (“Consideration” or “Purchase Price”).

 R I S K  F A C T O R S

AN INVESTMENT IN THE COMPANY INVOLVES SIGNIFICANT RISK AND IS SUITABLE ONLY FOR INVESTORS WHO ARE CAPABLE OF BEARING SIGNIFICANT RISKS, INCLUDING THE RISK OF LOSS OF A SUBSTANTIAL PART OR ALL OF THEIR INVESTMENT. CAREFUL CONSIDERATION OF THE FOLLOWING RISK FACTORS PROVIDED BY THE COMPANY, AS WELL AS OTHER INFORMATION IN THIS AGREEMENT AND IN THE COMPANY’S SEC DOCUMENTS, IS ADVISABLE PRIOR TO INVESTING. PROSPECTIVE PURCHASERS ACKNOWLEDGE AND AGREE THAT THEY HAVE REVIEWED THE COMPANY’S SEC DOCUMENTS, UNDERSTAND THE RISK FACTORS CONTAINED THEREIN, INCLUDING THE RISK FACTORS AND LEGAL PROCEEDINGS DISCLOSURE CONTAINED IN THE COMPANY’S QUARTERLY AND ANNUAL REPORTS FILED WITH THE SEC, HAVE READ ALL SECTIONS OF THIS AGREEMENT, AND ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED TO CONSULT THEIR OWN LEGAL AND FINANCIAL ADVISERS BEFORE INVESTING..

8.1 There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

8.2 There is doubt about our ability to continue as a going concern due to our operating history of net losses, negative working capital and insufficient cash flows, and lack of liquidity to pay our current obligations, all of which means that we may not be able to continue operations.

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8.3 We may not have enough capital to execute our business plans, and any investment in us may be lost. As such, proceeds from this offering may not be sufficient to meet the objectives we have, or other corporate milestones that we may set. The Note is unsecured.

8.4 We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock. Our Articles of Incorporation authorize our Board of Directors to determine the relative rights and preferences of preferred shares without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest.

8.5 We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock. We may finance our operations and develop strategic relationships by issuing equity or debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on existing shareholders, which could cause the market price of our stock to decline.

8.6 Our current CEO, James Doris, holds shares of a series of our Preferred Stock, which, among other rights and preferences, have a weighted vote which currently allows him to control over 80% of the outstanding votes on all matters to be voted on by the holders of the Company’s issued and outstanding capital stock as of the date hereof. By virtue of these voting rights, the CEO of the Company can cause the Company to take actions that require a shareholder vote, without the affirmative vote of any other shareholders. Additionally, the Company’s CEO is one of only three members of the Company’s Board of Directors, therefore allowing the CEO to exert control over the Company.

8.7 The purchase price of the Units hereunder was arbitrarily determined by the Company and is unrelated to specific investment criteria, such as market value, book value, or any other established valuation criteria. We did not obtain an independent appraisal opinion on the valuation of the securities being purchased hereunder. The Units purchased hereunder may have a value significantly less than the purchase price, and the securities constituting the Units may never obtain a value equal to or greater than the purchase price for the Units. In determining the purchase price for the Units, the Company considered such factors as the Company’s historical fundraising efforts, the prospects, if any, of similar companies, the previous experience of management, the Company’s anticipated results of operations, and the likelihood of purchase hereunder. Please review any financial or other information in relation to your prospective purchase of our securities with qualified persons to determine their suitability as an investment before purchasing any securities being offered by the Company.

8.8 The Company and its other subsidiaries have entered into various loan and security agreements pursuant to which various lenders have security against assets of the Company or the other subsidiaries. The loan and security agreements contain various financial and other covenants of the Company and/or subsidiaries which, if not satisfied, may result in an event of default under the loan agreement(s) and other security agreements which may cause the particular lender(s) to enforce upon their security.

8.9 As described in the Company’s SEC Documents, the Company and its subsidiaries have granted multiple security interests to their lenders, and debt obligations secured by those security interests, which have seniority to this debt instrument.

8.10 In April of 2019, the staff (the “Staff”) of the SEC’s Division of Enforcement notified the Company that the Staff had made a preliminary determination to recommend that the SEC file an enforcement action against the Company, as well as against its CEO and its CFO, for alleged violations of Section 17(a) of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder during the period from early 2014 through late 2016. The Staff’s notice was not a formal allegation or a finding of wrongdoing by the Company, and the Company submitted a formal response to the Staff on or about May 3, 2019, articulating why the SEC should not file an enforcement action against the Company. On September 17, 2019, the SEC filed an enforcement action against the Company’s former officer and director, Tom Simeo, who resigned from all positions with the Company in May 2017, but the enforcement action did not name the Company or any of its current officers and directors as a defendant. The SEC may still file an enforcement action against the Company and its CEO and CFO, and while the Company believes it has adequate defenses and intends to vigorously defend any enforcement action that may be initiated by the SEC, those defenses may not be sufficient. If they were not, the Company would likely have to pay fines to the SEC, and the reputation and business of the Company, and its ability to raise capital, would be harmed.

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8.11 Oil and gas price fluctuations in the market may adversely affect the results of our operations.

8.12 Our profitability, cash flows and the carrying value of our oil and natural gas properties are highly dependent upon the market prices of oil and natural gas. Substantially all of our sales of oil and natural gas, if any, are made in the spot market, or pursuant to contracts based on spot market prices, and not pursuant to long-term, fixed- price contracts. Accordingly, the prices received for our oil and natural gas production are dependent upon numerous factors beyond our control. These factors include the level of consumer product demand, governmental regulations and taxes, the price and availability of alternative fuels, the level of foreign imports of oil and natural gas and the overall economic environment.

8.13 Historically, the oil and natural gas markets have proven cyclical and volatile as a result of factors that are beyond our control. Any additional declines in oil and natural gas prices or any other unfavorable market conditions could have a material adverse effect on our financial condition.

8.14 Actual quantities of recoverable oil and gas reserves and future cash flows from those reserves most likely will vary from our estimates.

8.15 Estimating accumulations of oil and gas is complex. The process relies on interpretations of available geological, geophysical, engineering and production data. The extent, quality and reliability of this data can vary. The process also requires certain economic assumptions, some of which are mandated by the SEC, such as oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserve estimate is a function of:

a.	the quality and quantity of available data;
b.	the interpretation of that data;
c.	the accuracy of various mandated economic assumptions; and
d.	the judgment of the persons preparing the estimate.

8.16 Shares of our common stock are subject to the “Penny Stock” rules of the SEC, and the trading market in our securities will likely be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock or debt instruments convertible into our stock. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than

$5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quality of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	Obtain financial information and investment experience objectives of the person; and
•	Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and
•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

8.17 State securities laws may limit secondary trading of our securities, which may restrict the states in which and conditions under which you could sell any shares into which the securities being purchased hereunder are convertible. Secondary trading in our common stock will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

8.18 In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which spread in China and is continuing to spread throughout the United States and other parts of the world. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and could adversely affect demand for oil and natural gas and our business, results of operations and financial conditions. The ultimate extent of the impact of any epidemic, pandemic or other health crisis on demand for oil and natural gas and our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic or other health crisis, such as COVID-19, could therefore materially and adversely affect demand for oil and natural gas and our business, financial condition and results of operations.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

GRANITE GLOBAL VALUE INVESTMENTS LTD.

By:	/s/ Tony Toffolon
Tony Toffolon
Managing Director

COMPANY:

VIKING ENERGY GROUP, INC.

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	President & CEO

[Signature Page to Securities Purchase Agreement]

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Attached Exhibits

Exhibit A – Promissory Note

Exhibit A(1) – Definitions

Exhibit B– Conversion Notice

Exhibit B(1) – Officer’s Certificate

Exhibit C – Irrevocable Instructions

Exhibit D – Issuance Resolution

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